UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2005

PROLONG INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-14123	74-2234246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Thomas, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 587-2700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 16, 2005, Prolong Super Lubricants Inc. (the “Company”), a Nevada corporation and wholly-owned subsidiary of Prolong International Corporation (“PIC”), obtained a short-term loan of $300,000 pursuant to a Subordinated Secured Promissory Note (the “Note”). The Note bears interest at a rate of 12% per annum and is due and payable on November 16, 2005. The indebtedness under the Note is subordinated pursuant to a Subordination Agreement entered into on May 16, 2005 with the holder of the Note and the Company’s senior lenders. The Company’s repayment obligations under the Note are secured by all of the assets of the Company. Upon an event of default under the Note, the outstanding amounts under the Note will become immediately due and payable. An event of default includes the failure to pay any amounts under the Note when due or the Company shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary for all or substantially all of the assets, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against the Company under any applicable bankruptcy law and such proceeding is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of such proceeding.

In connection with the issuance of the Note, the Company issued the holder of the Note a Warrant to Purchase Shares of Common Stock of PIC (the “Warrant”). The Warrant is exercisable for 300,000 shares of the Common Stock of PIC at an exercise price of $0.12 per share. The Warrant expires on May 16, 2008.

This announcement is not an offer to sell either the Notes, the Warrants or the common stock issuable upon exercise of the Warrants. The private placement was made by the Company without a selling agent, and the opportunity to participate in the private placement was available to a very limited group of accredited investors. The foregoing description of the Note, the Subordination Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to such documents, a copies of which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure.

See disclosure under Item 2.03 of this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Subordinated Secured Promissory Note, dated May 16, 2005, in the aggregate principal amount of $300,000.

99.2	Subordination Agreement, dated May 16, 2005, by and among the investors named therein.

99.3	Warrant to Purchase Shares of Common Stock, dated May 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLONG INTERNATIONAL CORPORATION

May 20, 2005	/s/ Thomas C. Billstein
Thomas C. Billstein, Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Subordinated Secured Promissory Note, dated May 16, 2005, in the aggregate principal amount of $300,000.

99.2	Subordination Agreement, dated May 16, 2005, by and among the investors named therein.

99.3	Warrant to Purchase Shares of Common Stock, dated May 16, 2005.